                                                                    EXHIBIT 10.1

                     BRADLEY OPERATING LIMITED PARTNERSHIP

                         AMENDMENT TO SECOND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP

      ESTABLISHING AND FIXING THE RIGHTS, LIMITATIONS AND PREFERENCES OF
                   8.4% SERIES A CONVERTIBLE PREFERRED UNITS

     This Amendment to the Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, a Delaware limited partnership (the "Partnership"), dated August 6, 1998 (this "Amendment") amends the Second Restated Agreement of Limited Partnership of the Partnership, dated September 2, 1997, as amended, by and among Bradley Real Estate, Inc. (the "General Partner") and each of the limited partners executing a signature page thereto (the "Partnership Agreement"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Amendment.

     WHEREAS, pursuant to Section 3.1.C of the Partnership Agreement, the General Partner desires to cause the Partnership to issue additional Units of a new class and series, with the designations, preferences and relative, participating, optional or other special rights, powers and duties set forth herein; and

     WHEREAS, such new class and series of Units shall be issued to the General Partner in connection with the issuance by the General Partner of shares of 8.4% Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), to the stockholders of Mid-America Realty Investments, Inc. ("MDI") at the effective time of the merger of MDI with and into the General Partner, and such shares of Series A Preferred Stock have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the new class and series of Units issued hereby; and

     WHEREAS, the General Partner is making a Capital Contribution to the Partnership in an amount equal to the Net Proceeds raised in connection with the issuance of the 8.4% Series A Convertible Preferred Stock; and

     WHEREAS, pursuant to Section 17.1 of the Partnership Agreement, the General Partner, without the consent of the Limited Partners, may amend the Partnership Agreement by executing a written instrument setting forth the terms of such amendment; and

     WHEREAS, the General Partner desires by this Amendment to so amend the Partnership Agreement as of the date first set forth above to provide for the designation and issuance of such new class and series of Units.
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     NOW THEREFORE, the Partnership Agreement is hereby amended by establishing and fixing the rights, limitations and preferences of a new class and series of Units as follows:

1.   Designation, Amount and Ranking.
     -------------------------------

     Pursuant to Section 3.1.C of the Partnership Agreement, a class and series of Preferred Units, designated "8.4% Series A Convertible Preferred Units," is hereby established (the "Series A Preferred Units"). The aggregate number of Series A Preferred Units shall be 3,480,210, all of which are hereby issued to the General Partner. The General Partner is authorized to issue on behalf of the Partnership one or more Unit Certificates which evidence ownership of the Series A Preferred Units in accordance with Section 3.1.A of the Partnership Agreement.

     The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to all Units (whether General Partner Units or Limited Partner Units) outstanding prior to the date hereof and all units of the same class or series as such previously outstanding Units (hereinafter referred to collectively as, "Common Units"), and to all classes or series of Units the terms of which specifically provide that such Units rank junior to such Series A Preferred Units; (b) on parity with all classes or series of Units issued by the Partnership the terms of which specifically provide that such Units rank on a parity with the Series A Preferred Units; and (c) junior to all other classes or series of Units issued by the Partnership.

2.   Distribution Rights.
     -------------------

          (a) The holder of the outstanding Series A Preferred Units shall be entitled to receive, when, as and if authorized by the General Partner, out of funds legally available therefor, cash distributions of Operating Cash Flow and Capital Cash Flow which are (1) cumulative, (2) preferential to the distributions paid on the Partnership's Common Units and (3) payable quarterly in arrears at the rate of 8.4% of the $25.00 liquidation preference per annum (equivalent to a fixed quarterly amount of $.525 per Series A Preferred Unit) (the "Distribution Amount") and no more, on the same day as the payment date for dividends declared by the General Partner on the Series A Preferred Stock (each, a "Distribution Payment Date"). Each calendar quarter immediately preceding the Distribution Payment Date (or if the date of original issuance of the Series A Preferred Units (the "Original Issue Date") is not on the first day of a calendar quarter, the period beginning on the date of issuance and ending on the Distribution Payment Date) is referred to hereinafter as a "Distribution Period." The General Partner may not authorize, declare or pay any distribution on the Series A Preferred Stock with respect to any period unless it has authorized, declared and paid a dividend payable by it in the same amount on the Series A Preferred Stock with respect to the same Distribution Period. Distributions will be payable to the holder of record with respect to that number of Series A Preferred Units outstanding on the records of the Partnership at the close of business on the applicable record date, which shall be the same day as the record date for any distribution payable by the General Partner on the Series A Preferred Stock with respect to the same period (each, a "Distribution Record Date"). Notwithstanding anything in the terms of the Series A Preferred Units to the contrary, the Distribution Amount for the

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initial Distribution Period and, if applicable, for the next succeeding
Distribution Period(s) shall be reduced in the aggregate by the amount (calculated to the nearest one-tenth of one cent) obtained by (x) dividing (i) the amount of the "Merger Dividend," if any, paid to the holders of common stock, par value $.01 per share of MDI, prior to its merger with and into the General Partner by (ii) the number of shares of such common stock of MDI with respect to which the Merger Dividend was paid and (y) dividing (i) the quotient so obtained by (ii) the Exchange Ratio. For the purposes of the preceding sentence, the Merger Dividend shall have the meaning set forth in Section 7.14(b) of the Agreement and Plan of Merger dated as of May 30, 1998 by and between MDI and the General Partner, as amended from time to time (the "Merger Agreement"), and the Exchange Ratio shall be 0.42 (or such other amount as is provided in Section 4.1(b) of the Merger Agreement).

          (b) No distributions on Series A Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at any such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to their indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

          (c) Notwithstanding the foregoing, distributions on the Series A Preferred Units shall accrue whether or not the terms and provisions set forth in Section 2(b) hereof at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

          (d) The Partnership shall not (i) declare or pay or set apart for payment any distributions on any Units ranking as to distributions junior to the Series A Preferred Units (other than distributions paid by issue or delivery of such junior Units) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any Units ranking as to distributions junior to the Series A Preferred Units (other than a purchase or redemption made by issue or delivery of such junior Units) unless all distributions payable on all outstanding Series A Preferred Units for all past Distribution Periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof; provided, however, that any moneys
                                   --------  -------
theretofore deposited in any sinking fund with respect to any Preferred Units of the Partnership in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Units in accordance with the terms of such sinking fund.

          (e) All distributions declared on any other class of Preferred Units or series thereof ranking on a parity as to distributions with the Series A Preferred Units shall be declared pro rata, so that the amounts of distributions declared per Series A Preferred Unit for

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the Distribution Period of the Series A Preferred Units ending either on the same day or within the distribution period of such other class or series of Units, shall, in all cases, bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such other class or series of Units bear to each other.

          (f) Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable. Holders of the Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Units, in excess of full cumulative distributions on the Series A Preferred Units as described above.

3.   Liquidation Rights.
     ------------------

          (a) Subject to any prior rights of any class or series of Units, in the event of any liquidation, dissolution, or winding up of the Partnership, either voluntary or involuntary and whether or not in connection with the liquidation of the Bradley Group, the holder of all Series A Preferred Units then outstanding shall be entitled to receive out of the assets of the Partnership legally available for distribution, on a prior basis and in preference to any distribution of any of the assets or surplus funds of the Partnership to the holders of Common Units by reason of their ownership of such Units, a liquidation preference of $25.00 per Series A Preferred Unit, plus an amount equal to all accrued but unpaid distributions as determined in accordance with Section 2(c) for each Series A Preferred Unit then held by it. If, upon the occurrence of such event, the assets and funds thus distributed to the holder of the Series A Preferred Units shall be insufficient to permit the payment to it and the holders of any other class or series of Units on parity with the Series A Preferred Units of the full aforesaid amounts to which they are entitled, then, subject to any prior rights of any classes or series of Units, the entire assets and funds of the Partnership legally available for distribution shall be distributed ratably to the holders of Series A Preferred Units and any other Units on a parity for liquidation purposes in proportion to the aggregate amounts to which each such holder would otherwise be respectively entitled.

          (b) After payment of the full amount of the liquidating distributions to which it is entitled pursuant to Section 3(a) hereof, the holder of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership arising from its ownership of such Series A Preferred Units (it being understood that such holder may have additional rights or claims to the remaining assets of the Partnership as a result of its ownership of Units of other classes or series or its status as General Partner.)

          (c) The consolidation or merger of the Partnership or the General Partner with or into any other corporation, partnership, limited liability company, trust or other entity or of any other corporation, partnership, limited liability company, trust or other entity with or into the Partnership or the General Partner, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership or the General Partner or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

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4.   Conversion.
     ----------

     4.1  Mandatory Conversion.
          --------------------

     At any time that any outstanding shares of Series A Preferred Stock of the General Partner are converted into shares of common stock, par value $.01 per share, of the General Partner ("Common Stock") pursuant to the terms thereof, a like number of Series A Preferred Units shall be converted (without taking into account any accumulated, accrued but unpaid distributions) into Common Units as follows: the number of Common Units to which a holder of Series A Preferred Units shall be entitled to receive upon conversion shall be the product obtained by multiplying the Conversion Rate (as defined below) by the number of Series A Preferred Units being converted at such time. The Conversion Rate shall be the quotient obtained by dividing $25.00 by the Conversion Price. The Conversion Price shall, except as adjusted pursuant to Section 4.4 below, be $24.49. Any Series A Preferred Units which have been called for redemption pursuant to
Section 5 hereof may be converted at any time prior to the close of business on the Series A Preferred Redemption Date (as defined in Section 5(a)); provided,
                                                                     --------
however, that such Series A Preferred Units may be converted after such date if
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the Partnership shall default in making payment of any cash payable upon such redemption under Section 5 hereof.

     4.2  Procedure for Conversion.
          ------------------------

     Upon conversion of any shares of Series A Preferred Stock into Common Stock, the holder of Series A Preferred Units shall surrender the certificate(s) therefor, at the principal offices of the Partnership, or at such other office as may be designated by the Partnership for notation that a like number of Series A Preferred Units have been converted or alternatively for cancellation upon delivery to the holder of a replacement certificate representing the balance of the Series A Preferred Units not converted. As soon as practicable after a conversion of Series A Preferred Stock, the Partnership shall issue and deliver at said office a certificate or certificates for the whole number of Common Units issuable upon conversion of the Series A Preferred Units duly surrendered for conversion to such holder if the Common Units are represented by certificates at such time. The Series A Preferred Units shall be deemed to have been converted at the same date and time as the corresponding shares of Series A Preferred Stock are converted into Common Stock, and the holder entitled to receive the Common Units issuable upon such conversion shall be deemed for all purposes as record holder of such Common Units as of the close of business on such date (hereinafter, the "Conversion Date").

     The holder of Series A Preferred Units at the close of business on a Distribution Record Date shall be entitled to receive the distribution payable on such Series A Preferred Units on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such Distribution Record Date and prior to such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowances for unpaid distributions, whether or not in arrears, on converted Series A Preferred Units or for distributions on the Common Units issued upon such conversion.

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     4.3  No Fractional Units.
          -------------------

     No fractional Common Units shall be issued upon conversion of the Series A Preferred Units into Common Units, and, in lieu thereof, the Partnership shall pay a cash adjustment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per share of Common Stock on the New York Stock Exchange on the business day which immediately precedes the Conversion Date or, if such Common Stock is not then listed on the New York Stock Exchange, of the market price per share (as determined in a manner prescribed by the General Partner) at the close of business on the business day which immediately precedes the Conversion Date.

     4.4  Adjustments; Change in Control Transactions.
          -------------------------------------------

          (a) In the event the General Partner shall at any time (i) pay a dividend or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision or combination and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision or combination. An adjustment made pursuant to this subparagraph (a) shall become effective immediately upon the opening of business on the day next following the record date in the case of a dividend or distribution (except as provided in paragraph (h) of this Section 4.4 below) and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (b) In the event the General Partner shall at any time distribute to all holders of its Common Stock (i) any rights or warrants to subscribe for or purchase any security of the General Partner (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (c) below to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (c) below), or any evidence of indebtedness or other securities of the General Partner (other than Common Stock) or (ii) cash or other assets (excluding cash dividends or distributions in an amount not in excess of the greater of either (x) with respect to all cash dividends or distributions paid on Common Stock after December 31, 1997, the cumulative amount of funds from operations reported for the General Partner after December 31, 1997, or (y) with respect to cash dividends or distributions paid on Common Stock for any fiscal year, the taxable income as reflected on the General Partner's federal income tax return on Form 1120 REIT (or successor form) for such fiscal year), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of the Stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the Fair Market Value (as defined in Section 4.4(g)) of the Common Stock and the numerator of which shall be the Fair Market Value of the Common Stock less the then fair market value (as determined in good faith by the Board of Directors of the General Partner or a duly authorized committee thereof, which determination shall be conclusive) of the portion of the rights, warrants, evidence of indebtedness or other securities, cash or other assets so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately upon the opening of business on the day next following the record date for the determination of stockholders entitled to receive such distribution.

          (c) In the event the General Partner shall at any time issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the close of business on such record date and (ii) the number of shares of Common Stock that the aggregate proceeds to the General Partner from the exercise of such rights, options or warrants for shares of Common Stock would purchase at the Fair Market Value and the denominator of which will be the sum of number of shares of Common Stock outstanding on the close of business on such record date and the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the day next following the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (d) Whenever the Conversion Price shall be adjusted as herein provided, the Partnership shall cause to be filed with the records of the Partnership a notation that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price, together with an explanation of the calculation of the same.

          (e) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustment that by reason of this
               --------  -------
subparagraph (e) is not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further,
                                                          --------  -------
that any adjustment shall be required and made in accordance with the provisions of this Section 4.4 (other than this subparagraph (e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Units. Notwithstanding any other provisions of this
Section 4.4, the Partnership shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Stock in connection with the issuance of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the General

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Partner and the investment of additional optional amounts in shares of Common
Stock under such plan. All calculations under this Section 4.4 shall be made to the nearest cent with $.005 being rounded upward or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section 4.4 to the contrary notwithstanding, the General Partner shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 4.4, as in its discretion, it shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the General Partner to its stockholders shall not be taxable.

          (f) If the General Partner shall be party to, or shall have entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets), in each case as a result of which shares of Common Stock generally shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof) (a "Transaction"), the Series A Preferred Units shall, in connection with such Transaction, convert into the number of Common Units issuable upon conversion of such Series A Preferred Unit immediately prior to the consummation of such Transaction.

          (g) For the purposes of this Section 4.4, "Fair Market Value" shall mean the average of the last reported sale price (or bid price if there were no sales) per share of Common Stock as reported on the New York Stock Exchange (or such other national securities exchange or NASDAQ National Market on which the Common Stock is traded at the time of such computation) during 5 consecutive trading days selected by the General Partner commencing not more than 20 trading days before, and ending not later than the day immediately prior to the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine the Fair Market Value. In the event that, at any time, the Common Stock is not then traded on a national securities exchange or the NASDAQ National Market then "Fair Market Value" shall be determined in good faith by the Board of Directors of the General Partner.

          (h) In any case in which this Section 4.4 provides that an adjustment shall become effective on the date next following the record date for an event, the General Partner may defer until the occurrence of such event (A) issuing to the holder of Series A Preferred Units converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series A Preferred Units and/or paying to such holder any amount of cash in lieu of any fraction pursuant to
Section 4.3. Any adjustment of the Conversion Price in accordance with either paragraph (b) or (c) of this Section 4.4 shall be disregarded if, as, and when the rights to acquire Common Units upon exercise or conversion of the rights, warrants or options which give rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect immediately prior to the time of the issuance of the expired or cancelled rights, warrants or options, with such additional adjustments as would have been made to the Conversion Price had the expired or cancelled rights, warrants or options never been issued.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of Common Stock in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 4.4. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 4.4, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value. Notwithstanding anything in this Section 4.4 to the contrary, no adjustment shall be made to the Conversion Price as a result of the issuance of rights by the General Partner in connection with the establishment of a shareholder rights plan (or other comparable plan) so long as the terms of such plan provide that such rights will attach to the shares of Common Stock into which the Series A Preferred Stock may be converted at the time of such conversion.

5.   Redemption.
     ----------

          (a) At such time or times as the General Partner exercises its right, in its sole and absolute discretion, to redeem the outstanding shares of Series A Preferred Stock and such shares are in fact redeemed, the General Partner shall cause the Partnership to redeem all of the outstanding Series A Preferred Units. This redemption shall become effective, without any further action by the General Partner or the Partnership, on the date and at the time that the redemption of the Series A Preferred Stock by the General Partner becomes effective (such date being referred to as the "Series A Preferred Redemption Date").

          (b) On a Series A Redemption Date, each Series A Preferred Unit so redeemed shall be redeemed in cash or immediately available funds at a price per Series A Preferred Unit equal to $25.00, plus all accrued but unpaid distributions (such amount being referred to as the "Series A Preferred Redemption Amount").

          (c) In the event that the funds of the Partnership legally available for redemption of the Series A Preferred Units on any Series A Preferred Redemption Date are insufficient to redeem the number of Series A Preferred Units to be so redeemed on such date, the Partnership shall in good faith use reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Partnership from redeeming all of the Series A Preferred Units to be redeemed hereunder. At any time thereafter when additional funds of the Partnership are legally available for the redemption of Series A Preferred Units, such funds will be used to redeem the balance of such Series A Preferred Units, or such portion thereof for which funds are available. If any Series A Preferred Units are not redeemed for the foregoing reason or because the Partnership otherwise failed to pay or tender to pay the aggregate Series A Preferred Redemption Amount on the Series A Preferred Units required to be redeemed, all Series A Preferred Units which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

          (d) Upon receipt of payment of the Series A Preferred Redemption Amount, the holder of the Series A Preferred Units to be redeemed shall surrender the certificate or certificates representing such Series A Preferred Units to the Partnership for notation or cancellation consistent with the provision of Section 4.2(e) hereof.

          (e) Notwithstanding anything in this Section 5 to the contrary, no Series A Preferred Units may be redeemed except from proceeds from the sale of equity securities of the General Partner (other than the Series A Preferred Stock), including, but not limited to, shares of Common Stock, shares of preferred stock, depositary shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing, and which proceeds are contributed as a Capital Contribution to the Partnership by the General Partner in accordance with the terms of the Partnership Agreement.

6.   Voting and Consent Rights; Amendment of Terms.
     ---------------------------------------------

          (a) The holder of Series A Preferred Units shall have the right, with the holders of Common Units and any other Units authorized, to vote upon or consent to each matter on which the holders of Common Units are entitled to vote or consent, on the basis of one vote or consent for each Common Unit into which the Series A Preferred Units held by such holder are then convertible (rounded to the nearest whole number of Units). The holders of Series A Preferred Units and Common Units shall vote together as one class except as otherwise set forth herein.

          (b) Notwithstanding Section 17.1 of the Partnership Agreement, so long as any Series A Preferred Units remain outstanding, the General Partner may not amend the terms of the Series A Preferred Units to affect materially and adversely the rights, preferences, privileges or voting power of the Series A Preferred Units unless the terms of the Series A Preferred Stock of the General Partner are similarly amended and an amendment to these terms of the Series A Preferred Units is necessary so that the economic interests of the Series A Preferred Stock and the Series A Preferred Units remain substantially similar. For purposes of the foregoing and without limitation of the foregoing, (i) the increase or decrease in the amount of authorized Units of any class or series including the Series A Preferred Units, (ii) the creation of a new class or series of Units having rights, preferences, privileges or voting power senior to, on a parity with or junior to the rights, preferences or privileges of the Series A Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Partnership and/or in the payment of dividends and (iii) the entering into of any agreement providing for the actions in (i) or
(ii) above and the taking of any actions in connection with the consummation of any such agreement shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Units, and the General Partner may amend the terms of the Series A Preferred Units as it deems advisable, in its sole and absolute discretion, to reflect such actions. Notwithstanding anything in the terms of the Series A Preferred Units to the contrary, the holder of Series A Preferred Units is not entitled to vote or consent as a single class on (i) any Transaction (as defined in Section 4.4(f), (ii) any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets) in which the General Partner or the Partnership would be the surviving entity (an "Acquisition Transaction"), or
(iii) on any other matter except as specifically provided in this Section 6, irrespective of the effect such Transaction, Acquisition Transaction, or other matter may have on the rights, preferences, privileges or voting power of the Series A Preferred Units

7.   No Preemptive or Other Rights.
     -----------------------------

     The holder of Series A Preferred Units shall have no preemptive rights, including preemptive rights with respect to any Units or other Partnership Interest of the Partnership convertible into or carrying rights or options to purchase any such Series A Preferred Units.

8.   Exhibit A to Partnership Agreement.
     ----------------------------------

     In order to duly reflect the issuance of the Series A Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 12.3 thereof by deleting Exhibit A thereto and replacing
                                             ---------
Exhibit A attached hereto therefor.
---------

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

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                             BRADLEY REAL ESTATE, INC.


                            By:  /s/ Thomas P. D'Arcy
                                 ------------------------------------------
                                 Thomas P. D'Arcy
                                 Chairman, President and Chief Executive Officer

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